Exhibit 99.1

Hersha Hospitality Trust to be Acquired by KSL Capital Partners

Hersha common shareholders to receive $10.00 per share in cash, a 60% premium to prior closing price

Provides shareholders with immediate and certain value at a substantial premium

PHILADELPHIA, PENNSYLVANIA and DENVER, COLORADO, AUGUST 28, 2023 – Hersha Hospitality Trust (NYSE: HT) (“Hersha” or the “Company”), owner of luxury and lifestyle hotels in coastal gateway and resort markets, and KSL Capital Partners, LLC (“KSL”), a leading investor in travel and leisure businesses, today announced a definitive merger agreement, entered into on August 27, 2023, under which affiliates of KSL will acquire all of the outstanding common shares of Hersha for $10.00 per share in an all-cash transaction valued at approximately $1.4 billion. The purchase price represents a premium of approximately 60% over Hersha’s closing share price on August 25, 2023, the last full trading day prior to this announcement.

Mr. Jay H. Shah, Hersha’s Executive Chairman, stated: “This transaction provides our shareholders with immediate and certain value at a substantial premium to our public valuation.  Following a multi-year comprehensive review by the independent Transaction Committee of Hersha’s Board of Trustees, the Board and management team are confident this step will allow us to deliver value for our shareholders while refocusing on growing the business over a longer period of time.”

Mr. Neil H. Shah, Hersha’s Chief Executive Officer, added: “We are proud of the work our team has done to build on Hersha’s culture and capabilities and make the company what it is today. This transaction is a result of our deliberate actions to focus on key gateway markets and lifestyle and leisure properties, as well as our work to create a concentrated portfolio consisting of some of the highest quality hotels in their respective markets.”

Mr. Marty Newburger, Partner at KSL, stated: “Hersha and its team have built an impressive, curated portfolio of experiential luxury and lifestyle hotels and resorts in strategic markets. With KSL’s extensive track record investing in high-quality assets in dynamic metropolitan markets across North America and around the world, we are uniquely suited to position the business for further success over the long term.”

Transaction Details

Under the terms of the merger agreement, which has been unanimously recommended by the independent Transaction Committee of Hersha’s Board of Trustees and unanimously approved by Hersha’s full Board of Trustees, Hersha shareholders will receive $10.00 in cash for each common share they own, and holders of Hersha’s 6.875% Series C Cumulative Redeemable Preferred Shares, 6.50% Series D Cumulative Redeemable Preferred Shares and 6.50% Series E Cumulative Redeemable Preferred Shares will receive $25.00 in cash, plus any accrued and unpaid dividends to which they are entitled, for each preferred share they own. The transaction is expected to close in the fourth quarter of 2023, subject to customary closing conditions, including approval by the holders of a majority of Hersha’s outstanding common shares as set forth in the merger agreement. Certain members of Hersha’s executive management team and certain of their affiliated trusts have signed separate voting agreements under which they agreed to vote certain Hersha shares controlled by each of them in support of the proposed transaction.  Subject to and upon completion of the transaction, Hersha’s common shares and preferred shares will no longer be listed on any public securities exchange.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor and Latham and Watkins LLP and Venable LLP are serving as legal advisors to the Transaction Committee of Hersha's Board of Trustees. Hunton Andrews Kurth LLP is serving as legal advisor to Hersha. Wells Fargo and Citigroup are serving as financial advisors and Simpson Thacher & Bartlett LLP and Miles and Stockbridge P.C. are serving as legal advisors to KSL. Additionally, Wells Fargo and Citigroup provided a debt financing commitment to KSL in connection with the transaction.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates luxury and lifestyle hotels in coastal gateway and resort markets. The Company’s 25 hotels totaling 3,811 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida, and California. The Company’s common shares are traded on The New York Stock Exchange under the ticker “HT.” For more information on the Company, and the Company’s hotel portfolio, please visit the Company’s website at www.hersha.com.

About KSL Capital Partners

KSL Capital Partners is a private equity firm specializing in travel and leisure enterprises in five primary sectors: hospitality, recreation, clubs, real estate and travel services. KSL has offices in Denver, Colorado; New York City; Stamford, Connecticut; and London, England. Since 2005, KSL has raised in excess of $21 billion of capital across its equity, credit and tactical opportunities funds. KSL’s current and past portfolio contains some of the premier properties in travel and leisure. For more information, please visit www.kslcapital.com.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company plans to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and any other relevant materials in connection with the transaction (when they become available) and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://www.hersha.com.

Participants in the Solicitation

The Company and its trustees and certain of its executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information about the Company’s trustees and executive officers and their interests in the Company’s securities is set forth in the Company’s proxy statement on Schedule 14A for its 2023 annual meeting of shareholders, filed with the SEC on April 13, 2023, and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements containing the words, “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “could,” “will,” “would,” “forecast,” “project,” “potential,” “likely,” or the negative of these words and words of similar import. Such forward-looking statements relate to future events, the Company’s plans, strategies, prospects and future financial performance, and involve known and unknown risks that are difficult to predict, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect its actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should specifically consider the various factors identified in this press release and other reports filed by the Company with the SEC, including, but not limited to those discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s subsequent periodic reports filed with the SEC that could cause actual results to differ.

Statements regarding the following subjects are forward-looking by their nature: the Company’s business or investment strategy; the Company’s projected operating results; the Company’s ability to generate positive cash flow from operations; the Company’s distribution policy; the Company’s liquidity and management’s plans with respect thereto; completion of the proposed transaction; the Company’s ability to maintain existing financing arrangements, including compliance with covenants and its ability to obtain future financing arrangements or refinance or extend the maturity of existing financing arrangements as they come due; the Company’s ability to negotiate with lenders; the Company’s understanding of its competition; market trends; projected capital expenditures; the impact of inflation and the change in interest rates; the potential effects of a pandemic or epidemic; the supply and demand factors in the Company’s markets or sub-markets, or a potential recessionary environment; the Company’s access to capital on the terms and timing expected; the restoration of public confidence in domestic and international travel; permanent structural changes in demand for conference centers by business and leisure clientele; and the Company’s ability to dispose of selected hotel properties on the terms and timing expected, if at all.

Forward-looking statements are based on the Company’s beliefs, assumptions, projections and expectations, taking into account all information currently available. These beliefs, assumptions, projections and expectations are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the Company’s control, and which can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in forward-looking statements. Readers should not place undue reliance on forward-looking statements.

Important factors that the Company thinks could cause actual results to differ materially from expected results are summarized below. New factors emerge from time to time, and it is not possible for the Company to predict which factors will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The following non-exclusive list of factors could also cause actual results to vary from our forward-looking statements: the ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the Company’s shareholder approval and satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction; risks that the proposed transaction disrupts the Company’s current plans and operations or diverts the attention of the Company’s management or employees from ongoing business operations; the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with third parties as a result of the proposed transaction; the failure to realize the expected benefits of the proposed transaction; the risk that the proposed transaction may involve unexpected costs and/or unknown or inestimable liabilities; the risk that the Company’s business may suffer as a result of uncertainty surrounding the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the transaction or any further announcements or the consummation of the transaction on the market price of the Company’s common shares; general volatility of the capital markets and the market price of the Company’s common shares; changes in the Company’s business or investment strategy; availability, terms and deployment of capital; changes in the Company’s industry and the market in which it operates, interest rates, or the general economy; decreased international travel because of geopolitical events, including terrorism and current U.S. government policies such as immigration policies, border closings, and travel bans related to COVID-19; widespread adoption of teleconference and virtual meeting technologies could reduce the number of in person business meetings and demand for travel and the Company’s services; uncertainty surrounding the financial stability of the United States, Europe and China; the degree and nature of competition; financing risks, including (i) the risk of leverage and the corresponding risk of default on the Company’s mortgage loans and other debt, including default with respect to applicable covenants, (ii) potential inability to obtain waivers of covenants or refinance or extend the maturity of existing indebtedness and (iii) the Company’s ability to negotiate with lenders; levels of spending in the business, travel and leisure industries, as well as consumer confidence; declines in occupancy, average daily rate and RevPAR and other hotel operating metrics;  hostilities, including future terrorist attacks, or fear of hostilities that affect travel; financial condition of, and relationships with, the Company’s joint venture partners, third-party property managers, and franchisors; increased interest rates and operating costs and the impact of inflation; ability to complete development and redevelopment projects; risks associated with potential dispositions of hotel properties; availability of and the Company’s ability to retain qualified personnel; decreases in tourism due to pandemics, geopolitical instability or changes in foreign exchange rates; the Company’s failure to maintain its qualification as a real estate investment trust, under the Internal Revenue Code of 1986, as amended; environmental uncertainties and risks related to natural disasters and increases in costs to insure against those risks; changes in real estate and zoning laws and increases in real property tax rates; the uncertainty and economic impact of pandemics, epidemics, or other public health emergencies or fear of such events, and the measures that international, federal, state and local governments, agencies and/or health authorities may implement to address such events, which may have adverse effects on the Company’s financial conditions, results of operations, cash flows, and performance for an indefinite period of time; world events impacting the ability or desire of people to travel, which may lead to a decline in demand for hotels; and the factors discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports the Company files with the SEC from time to time.

These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors, many of which are beyond our control, also could harm our results, performance or achievements.

All forward-looking statements contained in this press release are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and the Company disclaims any obligation to update publicly any of these statements to reflect actual results, new information, or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

Contacts

Hersha Hospitality Trust
FGS Global
Stephen Pettibone / Claire Keyte
hersha@fgsglobal.com

KSL Capital Partners
Jon Keehner / Kate Thompson / Erik Carlson
Joele Frank, Wilkinson Brimmer Katcher
KSL-JF@joelefrank.com
+1 (212) 355-4449